CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion of or incorporation by reference of our report dated June 14, 2000, on the financial statements and supplemental schedule of Stewart & Stevenson 401(k) Savings Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999, included in this Form 11-K, into the previously filed Stewart & Stevenson Services, Inc., Form S-8 Registration Statement file No. 33-52903.

/s/ ARTHUR ANDERSON LLP
ARTHUR ANDERSEN LLP

Houston, Texas
June 23, 2000